UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 16, 2014

Burlington Stores, Inc. (Exact Name of Registrant As Specified In Charter)
Delaware (State or Other Jurisdiction of Incorporation)	001-36107 (Commission File Number)	80-0895227 (IRS Employer Identification No.)
1830 Route 130 North Burlington, New Jersey 08016 (Address of Principal Executive Offices, including Zip Code)
(609) 387-7800 (Registrant's telephone number, including area code)
Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The board of directors (the "Board") of Burlington Stores, Inc. (the "Company") increased the number of directors serving on the Board from seven to eight and, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, (i) elected William McNamara and Frank Cooper, effective as of September 16, 2014, as Class II members of the Board (which class will stand for re-election at the 2015 annual meeting of the Company's stockholders) to fill the newly created directorship and the pre-existing vacancy created as a result of the resignation of Mark Verdi on January 17, 2014; and (ii) appointed Mr. McNamara as a member of the Board's Audit Committee. Mr. Cooper has not been appointed to any committees of the Board. A subsequent Current Report on Form 8-K/A will be filed with the Securities and Exchange Commission ("SEC") if Mr. Cooper is appointed to serve on any committee of the Board.

The Board determined that each of Messrs. McNamara and Cooper qualify as independent directors under the director independence standards set forth in the rules and regulations of the SEC and the applicable listing standards of The New York Stock Exchange. Tricia Patrick relinquished her position on the Audit Committee effective as of the appointment of Mr. McNamara. With the appointment of Mr. McNamara and the relinquishment of Ms. Patrick's position, the Board's Audit Committee is now comprised entirely of independent directors.

Each of Messrs. McNamara and Cooper will receive the following compensation for their respective services: (i) a cash payment in the aggregate amount of $50,000 as compensation for each year of service on the Company's board of directors, payable in equal quarterly installments; (ii) a grant of Company equity with an aggregate grant date market value of One Hundred Thousand Dollars ($100,000), the terms of such grant to be determined by the Compensation Committee of the Board; and (iii) reimbursement for all reasonable expenses incurred by him in connection with his Board services. In addition, Mr. McNamara will receive a cash payment in the aggregate amount of $10,000 as compensation for each year of service as a member of the Audit Committee, payable in equal quarterly installments.

There is no arrangement or understanding between either Mr. McNamara or Mr. Cooper and any other persons pursuant to which either Mr. McNamara or Mr. Cooper was selected as a director. There are no transactions in which either Mr. McNamara or Mr. Cooper has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The public announcement regarding the elections of Messrs. McNamara and Cooper was made by means of a press release on September 16, 2014, the text of which is set forth in Exhibit 99.1 to this Current Report on Form 8-K and which is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated September 16, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON STORES, INC.

/s/ Robert L. LaPenta, Jr.
Robert L. LaPenta, Jr. Vice President and Treasurer

  Date: September 16, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 16, 2014.